Exhibit 32.1

The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of PrivateBancorp, Inc. On the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

In connection with the Annual Report of PrivateBancorp, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 10, 2005 (the “Report”), the undersigned, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RALPH B. MANDELL
Name:	Ralph B. Mandell
Title:	Chairman, President and Chief Executive Officer

Date:	March 10, 2005

By:	/s/ DENNIS L. KLAESER
Name:	Dennis L. Klaeser
Title:	Chief Financial Officer

Date:	March 10, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.